Exhibit 99.1

JCPENNEY EXPANDS MAJOR APPLIANCES TO JCP.COM AND 500 STORES NATIONWIDE

Company will increase window coverings and test new products and services provided by Ashley Furniture® and Empire Today® Carpet & Flooring

Provides update on EBITDA performance in First Quarter of 2016

PLANO, Texas - (May 9, 2016) - As investments in new and existing homes reach record levels, JCPenney [NYSE: JCP] is powering up its Home business by incorporating an appliance showroom to nearly 500 stores and online at jcp.com. This strategic decision is driven by a successful three-market pilot that validated the Company’s return to the appliance industry. JCPenney will also be pursuing its former leadership position in window coverings by allocating another 25 percent of floor space to an enhanced presentation of ready-made curtains, blinds, shades and decorative hardware in inspiring, open-sell displays that deliver a superior shopping experience.

The Company also said that it exceeded its EBITDA expectations for the first quarter of fiscal 2016 and that it continues to expect to achieve full year EBITDA guidance of $1 billion. JCPenney will report its results for the first quarter this Friday, May 13.

“We are taking steps to grow our business by introducing new brands, products and categories where our customers have shown us that there is a clear demand. Since launching major appliances in 22 stores last February, the response has been outstanding. The pilot confirmed that we should not limit our business to apparel and soft home in order to achieve significant revenue growth,” said Marvin R. Ellison, chief executive officer for JCPenney. “Additionally, we are pleased with our EBITDA performance in the first quarter, and remain on track in reaching our 2016 EBITDA objectives.”

Starting in early July through the fall, JCPenney will introduce major appliances to new stores every week until nearly half of its locations offer a leading selection of kitchen and laundry appliances from Samsung, LG, GE Appliances and Hotpoint. Additionally, customers nationwide will have the ability to shop and buy major appliances on jcp.com later this summer.

The availability of appliances in stores will correspond with those locations offering expanded window displays, enabling customers to shop a broad array of stylish window treatments from trusted private brands such as JCPenney Home™, Royal Velvet®, Liz Claiborne® and Studio™, along with leading national brands, including Bali®, Levolor® and Umbra®. JCPenney was once credited with covering one-third of the windows in America and regaining its dominance in this category presents greater occasions for increasing revenue and attracting new customers to stores.

Exploring Growth Opportunities in Home
As part of a comprehensive effort to improve the sales productivity of its Home department and increase revenue per customer, JCPenney will also test new initiatives with Ashley Furniture and Empire Today, a national leader in the installed carpet and flooring industry.

The Company has elected to add Signature Design by Ashley® to its furniture assortment in select stores and jcp.com by Memorial Day weekend, giving JCPenney customers the ability to shop living, dining and bedroom collections from the most recognized furniture brand in the country.

Through a unique venture with Empire Today, JCPenney will test the availability of flooring solutions in the Tampa, Fla., and Washington, D.C., markets beginning this summer. Each location will showcase a large selection of quality carpet, hardwood, laminate, vinyl and tile samples in a store-within-a-store concept staffed by Empire Today trained floor specialists. As an independent operator, Empire Today will occupy between 750 and 1,000 square feet inside the JCPenney Home department, overseeing responsibility for marketing, customer service and environment. Depending on the results of these tests, JCPenney will determine whether to expand these concepts to additional stores and markets.

Ellison added, “The current housing market presents a lucrative opportunity to diversify our Home assortment and strategically align with consumer spending patterns. By combining our soft home and window coverings merchandise with the industry’s leading brands for appliances, furniture and flooring, JCPenney will become a destination for home design and redecorating, allowing us to weather-proof our business during seasonal periods of the year.”

As JCPenney continues to advance its strategic priority to increase revenue per customer, the home department will remain a key area of importance as the Company explores partnerships and categories that present meaningful growth potential. By expanding appliances and the window presentation in approximately 500 stores, along with testing new partnerships, JCPenney will connect with more families, drive increased sales and make progress towards the Company’s goal of achieving $1.2 billion in EBITDA by the end of 2017.

JCPenney Media Relations:
(972) 431-3400 or jcpnews@jcp.com; follow us at @jcpnews

About JCPenney:
J. C. Penney Company, Inc. (NYSE:JCP), one of the nation's largest apparel and home furnishings retailers, is on a mission to ensure every shopping experience is worth the customer's time, money and effort. Whether shopping jcp.com or visiting one of over 1,000 store locations across the United States and Puerto Rico, customers will discover a broad assortment of products from a leading portfolio of private, exclusive and national brands. Supporting this value proposition is the warrior spirit of over 100,000 JCPenney associates worldwide, who are focused on the Company's three strategic priorities of strengthening private brands, becoming a world-class omnichannel retailer and increasing revenue per customer. For additional information, please visit jcp.com.

Forward-Looking Statements:
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expect" and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding sales, gross margin, selling, general and administrative expenses, earnings and cash flows. Forward-looking statements are based only on the Company's current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company's control that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell us merchandise on a timely basis or at all, trade restrictions, the ability to monetize non-core assets on acceptable terms, the ability to implement our strategic plan including our omnichannel initiatives, customer acceptance of our strategies, our ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, our ability to generate or maintain liquidity, implementation of new systems and platforms including EMV chip technology, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, disruptions and congestion at ports through which we import goods, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information, legal and regulatory proceedings and the Company’s ability to access the debt or equity markets on favorable terms or at all. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. Please refer to the Company's most recent Form 10-K for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake to update these forward-looking statements as of any future date.

About Ashley Furniture:
Ashley Furniture Industries, Inc. (Ashley) feels that every person deserves more value for their money. Established in 1945, Ashley is one of the largest manufacturers of home furnishings in the world. From design through fulfillment, Ashley is committed to delivering the world’s best home furnishing values, selection and service, and earning the loyalty and trust of its customers every day. Visit Ashley online at www.ashleyfurniture.com.

About Empire Today, LLC:
Empire Today, LLC, commonly known as Empire Carpet, has been a leading provider of installed home improvements and home furnishings for more than 55 years.  Empire’s line of quality products includes carpet, hardwood, laminate, ceramic tile, vinyl flooring, and window treatments from top brands. Empire serves residential and business customers with a wide selection of products suitable for homes and commercial applications. The company provides the convenience of shop-at-home or on-site consultation, next day professional installation on many products, quality products at great prices, and world-class service to more than 65 metropolitan areas in the United States. With over two million satisfied customers, Empire Today is dedicated to customer satisfaction. For more information, call 800-588-2300 or visit EmpireToday.com.

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